UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 11, 2012

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(a)      Not applicable.

(b)      On January 11, 2012, Amos L. Wedgeworth, Jr., M.D. retired as a member of the Board of Directors of Home Federal Bancorp, Inc. of Louisiana (the “Company”).

(c)      Not applicable.

(d)      On January 11, 2012, the Company elected Thomas Steen Trawick, Jr., M.D. to the Board of Directors to serve in the class of directors whose term expires in 2012. Mr. Trawick was appointed to serve on the Nominating and Corporate Governance Committee. Mr. Trawick has served as a physician, medical director and hospitalist of CHRISTUS Health, Shreveport, Louisiana since February 2005. Mr. Trawick is currently Vice President of medical staff of CHRISTUS Schumpert and CHRISTUS Highland, medical director of CHRISTUS Highland Hospitalist Program and president of the Shreveport Medical Society.

Item 7.01        Regulation FD Disclosure

On January 12, 2012, the Company issued a press release announcing the declaration of a quarterly cash dividend.  The dividend is payable on February 6, 2012 to shareholders of record as of January 23, 2012.

For additional information, reference is made to the Company's press release dated January 12, 2012, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which may be incorporated.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description

99.1	Press Release dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: January 12, 2012	By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2012